Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

THIS WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

WARRANT TO PURCHASE                                                                                                            SHARES OF COMMON STOCK OF                                                                                                                                3 PEA TECHNOLOGIES, INC.

Void after

(____________)

Shares of Common Stock

Warrant Number (           )                                                                                                                                   (               )

This certifies that __________, Tax ID Number _____________ (“Holder”), or assigns, for value received, is entitled to purchase from 3 Pea Technologies, Inc., a Nevada corporation (“Company”), subject to the terms set forth below, that certain number of fully-paid and non-assessable shares of the Company’s common stock (the “Warrant Shares”) of the Company’s Common Stock  for cash at a price of One Dollar Fifty Cents ($1.50) (the “Exercise Price”) per share if exercised prior to the expiration date.  The number of Warrant Shares exercisable under this Warrant is equal to (_____).  The Warrant Shares shall be exercisable at any time or from time to time up to and including 5:00 p.m. (Pacific Time) on __________ such date being referred to herein as the “Expiration Date.”  Holder may exercise the Warrant Shares upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by wire transfer of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.  The number of Warrant Shares and the Exercise Price are subject to adjustment as provided in Section 3 of this Warrant.

EXERCISE, ISSUANCE OF CERTIFICATES, REDUCTION IN NUMBER OF WARRANT SHARES

This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Section 3 of this Warrant.  The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed and executed Form of Subscription delivered, and payment made for such Warrant Shares.  Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense not later than thirty (30) days after the rights represented by this Warrant have been so exercised.  In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase.  Each stock certificate so delivered shall be registered in the name of such Holder.

SHARES TO BE FULLY PAID

The Company covenants and agrees that all shares of Common Stock issuable upon conversion of such Warrant Shares, will, upon issuance and, if applicable, payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES

The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

IN THE EVENT OF CHANGES IN THE OUTSTANDING COMMON STOCK OF THE COMPANY BY REASON OF STOCK DIVIDENDS, STOCK SPLITS, RECAPITALIZATIONS, RECLASSIFICATIONS, COMBINATIONS OR EXCHANGES OF SHARES, SEPARATIONS, REORGANIZATIONS, LIQUIDATIONS, OR THE LIKE, THE NUMBER AND CLASS OF SHARES AVAILABLE UNDER THE WARRANT IN THE AGGREGATE AND THE EXERCISE PRICE SHALL BE CORRESPONDINGLY ADJUSTED TO GIVE THE HOLDER OF THE WARRANT, ON EXERCISE FOR THE SAME AGGREGATE EXERCISE PRICE, THE TOTAL NUMBER, CLASS, AND KIND OF SHARES AS THE HOLDER WOULD HAVE OWNED HAD THE WARRANT BEEN EXERCISED PRIOR TO THE EVENT AND HAD THE HOLDER CONTINUED TO HOLD SUCH SHARES UNTIL AFTER THE EVENT REQUIRING ADJUSTMENT.  THE FORM OF THIS WARRANT NEED NOT BE CHANGED BECAUSE OF ANY ADJUSTMENT IN THE NUMBER OF EXERCISE SHARES SUBJECT TO THIS WARRANT.

UPON EACH ADJUSTMENT OF THE EXERCISE PRICE, THE HOLDER OF THIS WARRANT SHALL THEREAFTER BE ENTITLED TO PURCHASE, AT THE EXERCISE PRICE RESULTING FROM SUCH ADJUSTMENT, THE NUMBER OF SHARES OBTAINED BY MULTIPLYING THE EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH ADJUSTMENT BY THE NUMBER OF SHARES PURCHASABLE PURSUANT HERETO IMMEDIATELY PRIOR TO SUCH ADJUSTMENT, AND DIVIDING THE PRODUCT THEREOF BY THE EXERCISE PRICE RESULTING FROM SUCH ADJUSTMENT.

NOTICE OF ADJUSTMENT

Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company.  The notice shall be prepared and signed by the Company’s Chief Financial Officer and shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

NO VOTING OR DIVIDEND RIGHTS

Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

COMPLIANCE WITH SECURITIES ACT

The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, the Warrant Shares to be issued upon exercise hereof, and the shares of Common Stock issuable upon conversion of the Warrant Shares are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant, any Warrant Shares, or any shares of Common Stock to be issued upon conversion of the Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable state securities laws.  This Warrant, all Warrant Shares, and all shares of Common Stock issued upon conversion of the Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

WARRANT TRANSFERABLE

Subject to compliance with applicable federal and state securities laws under which this Warrant was purchased, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder (except for transfer taxes), upon surrender of this Warrant properly endorsed; provided, however, that the Holder shall notify the Company in writing in advance of any proposed transfer and shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that in the reasonable judgment of the Company is in direct competition with the Company.

DISPOSITION OF WARRANT SHARES AND COMMON STOCK

With respect to any offer, sale, or other disposition of the Warrant, any Warrant Shares, or of any shares of Common Stock issued upon conversion of the Warrant Shares prior to registration of such shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant, Warrant Shares or Common Stock, as the case may be, and indicating whether or not under the Act certificates for such Warrant, Warrant Shares or Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability.  Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant, Warrant Shares or Common Stock, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this subparagraph 8 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made.  Notwithstanding the foregoing, such Warrant, Warrant Shares or Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied.  Each certificate representing the Warrant, Warrant Shares or Common Stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

MODIFICATION AND WAIVER

This Warrant and any provision hereof may be changed, waived, discharged, or termInated only by an instrument in writing signed by the party against which enforcement of the same is sought.

NOTICES

Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

GOVERNING LAW

This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

LOST WARRANTS

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

FRACTIONAL SHARES

No fractional shares shall be issued upon exercise of this Warrant.  The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Form of Subscription is received by the Company.

NO IMPAIRMENT

The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

SUCCESSORS AND ASSIGNS

This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

EFFECT OF MERGER OR ACQUISITION

Unless this warrant is exercised prior to or simultaneously therewith, if the Company shall at any time merge or otherwise combine with or into or by acquired by another corporation, the holder of this Warrant will thereafter receive, upon the exercise of this Warrant in accordance with its terms, the securities or properties to which the holder of the number of shares of Common Stock then deliverable upon exercise of this Warrant would have been entitled upon such transaction.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of the _____ day of _____ 2006.

3 PEA TECHNOLOGIES, INC.

By: _________________________________

Mark R. Newcomer, CEO

FORM OF SUBSCRIPTION

Date:_____________________

3 PEA Technologies, Inc.

3068 E. Sunset Road, Suite 3

Las Vegas, NV 89120-2785

Office: (702) 453-2221

To whom it may concern:

The undersigned, the holder of the attached Common Stock Warrant (“Holder”), hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,(1)                        shares of Common Stock of 3 Pea Technologies, Inc. (“Company”) purchasable thereunder at a price of One Dollar and Fifty Cents, ($1.50) per share (the “Purchase Price”) pursuant to the terms of the Warrant and the undersigned delivers the purchase price herewith in full in cash or wire transfer and herewith makes payment of _______________________Dollars, ($_________) therefore.

Holder represents to the Company that Holder is acquiring such common stock for Holder’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  Holder requests that certificates for such shares be issued in the name of the Holder and delivered to the following address:

Name of Holder:

 ______________________________________________________;

whose address is:

__________________________________________

__________________________________________

__________________________________________

      Sign Name:__________________________________________

Print Name:__________________________________________

Footnotes

1 May be exercised in one or more exercisable events.